UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 9, 2006


                             ADSOUTH PARTNERS, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)


           Nevada                      0-33135                68-0448219
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(State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
     of incorporation)                                    Identification No.)

     1141 South Rogers Circle, Suite 11, Boca Raton, FL            33487
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          (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code:     (561) 750-0410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02.  Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

         On May 9, 2006, the board of directors elected Charles Matza as a director and chief executive officer. Mr. Matza will also serve as chairman of the board. The Company and Mr. Matza entered into an employment agreement commencing May, 10, 2006 and expiring on December 31, 2009 pursuant to which Mr. Matza will receive an annual salary of $250,000 and a monthly car allowance of $1,650. Mr. Matza will receive an annual bonus at the discretion of the compensation committee. In the event of the Company terminates Mr. Matza's employment, other than as a result of his disability or a termination for cause, Mr. Matza is entitled to severance pay equal to one month's salary for every month worked, up to twelve months.

         Mr. Matza, an attorney at law, has been chief executive officer of an independent strategic business planning company now known as Proteus since 1977. During 2006 the Company also engaged Mr. Matza for legal services.

Item 9.01   Financial Statements and Exhibits.

         (c) Exhibits

         99.1 Employment agreement dated May 10, 2006, between the Company and Charles Matza.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      ADSOUTH PARTNERS, INC.
                                      ----------------------
                                                (Registrant)


Date: May 15, 2006                  /S/ Anton Lee Wingeier

                                    ---------------------------------
                                    Anton Lee Wingeier
                                    Chief Financial Officer





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